Exhibit 4.1

PREFERRED STOCK

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                   AGREES FOR THE BENEFIT OF FLUOR CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)               TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Certificate Number: [●]	Initial Number of Shares of Preferred Stock: [●]

CUSIP NO.: 343412 508

Series A 6.50% Cumulative Perpetual Convertible Preferred Stock

of

FLUOR CORPORATION

FLUOR CORPORATION, a Delaware corporation (the “Company”), hereby certifies that CEDE & CO. (the “Holder”) is the registered owner of the number shown on Schedule I hereto of fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company designated as the Series A 6.50% Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are as specified in, and the shares of the Preferred Stock are issued and shall in all respects be subject to the provisions of, the certificate of designations setting forth the terms of the Preferred Stock dated May 18, 2021, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this 18th day of May, 2021.

FLUOR CORPORATION

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: _______________

COMPUTERSHARE TRUST COMPANY, N.A., as Transfer Agent,

By:
Authorized Signatory

[REVERSE OF SECURITY]

Cumulative dividends on each share of Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

Attachment 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within shares of Preferred Stock, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said shares of Preferred Stock on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within shares of Preferred Stock occurring prior to the one year after the last original issuance date of such shares of Preferred Stock, the undersigned confirms that such shares of Preferred Stock are being transferred:

□        To Fluor Corporation or a subsidiary thereof; or

□        Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□        To a person reasonably believed to be a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on reliance on Rule 144A, all in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□        Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission Rule 17Ad-15

if shares of Preferred Stock are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the share of Preferred Stock in every particular without alteration or enlargement or any change whatever.

Attachment 2

[FORM OF NOTICE OF CONVERSION]

(To be Executed by the Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) of Fluor Corporation (the “Company”), represented by stock certificate No(s) _____________ (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of the Company according to the conditions of the Certificate of Designations of the Preferred Stock (the “Certificate of Designations”). The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of the Common Stock upon conversion of the Preferred Stock, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Number of shares of Preferred Stock to be converted: ____________________________

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered:1 _____________________________________________________

Signature: ___________________________________________________

Name of registered Holder: _________________________________________________

Fax No.: ______________________________________________

Telephone No.: ____________________________________

1 The Company is not required to issue shares of Common Stock until you (a) if required, furnish appropriate endorsements and transfer documents and (b) if required, pay funds equal to any dividend payable on the next Dividend Payment Date in accordance with Section 3(i) of the Certificate of Designations.

Schedule I

Fluor Corporation

Series A 6.50% Cumulative Perpetual Convertible Preferred Stock

Certificate Number: [●]

The number of shares of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock initially represented by this Global Preferred Stock shall be [●]. Thereafter the Transfer Agent shall note changes in the number of shares of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock evidenced by this Global Preferred Stock in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Stock	Amount of Increase in Number of Shares Represented by this Global Preferred Stock	Number of Shares Represented by this Global Preferred Stock following Decrease or Increase	Signature of Authorized Officer of Transfer Agent